Exhibit 99.1

         LCC International Announces Anticipated Schedule for Refilings


    MCLEAN, Va.--(BUSINESS WIRE)--Sept. 6, 2005--LCC International, Inc., (NASDAQ:LCCIE), the Company, a global leader in wireless voice and data turn-key technical consulting services, announced today that it anticipates filling its amended 10-Q for the third quarter of 2004, amended 10-K for the year 2004, amended 10-Q for the first quarter of 2005, and its 10-Q for the second quarter of 2005 by the end of October. Achievement of this goal is contingent upon, among other things, the timely completion by the Company of the restatement of the affected financial statements and the amendment of the aforementioned forms and the completion of the review by the Company's external auditors of the restated financial statements and amended forms.

    About LCC

    LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

    Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:
    Information in this release regarding LCC's expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC's expected compliance with filing deadlines. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may likely change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the restatement process and/or the uncertainty of success of any Nasdaq administrative hearing. Other factors that may affect our business are discussed in LCC's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.


    CONTACT: LCC International, Inc.
             C.R. Waldron, 703-873-2266
             bob_waldron@lcc.com